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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K






                              NEWTEK CAPITAL, INC.
                              --------------------
        (Exact name of small business issuer as specified in its charter)


           New York                       001-16123             11-3504638
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(State or other jurisdiction of       (Commission file       (I.R.S. Employer
incorporation or organization)             number)         Identification No.)



1500 Hempstead Tpke., East Meadow, NY                             11554
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(Address of principal executive offices)                        (Zip Code)



Issuer's telephone number, including area code: (516) 390-2260
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ITEM 5 - OTHER EVENTS

         On January 3, 2002, the Registrant issued a press release announcing the execution of a non-binding Letter of Intent to acquire Comcap Holdings Corp. and its wholly-owned subsidiary, Commercial Capital Corporation, of New York, NY. A copy of the Press Release, is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 5.

         On January 10, 2002, the Registrant issued a press release to announce the closing of its acquisition of Exponential Business Development Company, Inc., of Syracuse and Albany, NY. The transaction involved the payment by the Registrant of 500,000 shares of its Common Stock, with an additional 500,000 shares to be paid out over a seven year period as acquired assets result in gains of $2 million in excess of an initial $1 million recovery to the Company. Exponential directors and officers will remain and will receive a total of 365,000 options pursuant to the Company's option plan to acquire Newtek Capital Common Stock in exchange for future services. A copy of the Press Release is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference in this Item 5.

ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         Exhibit 99.1 NEWTEK CAPITAL SIGNS LETTER OF INTENT TO ACQUIRE SBA LENDER AUTHORIZED TO CONDUCT BUSINESS IN 50 STATES, January 3, 2002

         Exhibit 99.2 NEWTEK CAPITAL ANNOUNCES ACQUISITION OF EXPONENTIAL BUSINESS DEVELOPMENT COMPANY, INC., January 10, 2002

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                                   SIGNATURES

         In accordance with the requirements of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                             NEWTEK CAPITAL, INC.


Date: January 14, 2002            /s/ Barry Sloane
                             --------------------------------------------
                             Barry Sloane
                             Chairman of the Board, Chief Executive Officer, and Secretary